Exhibit 7 (e)

                             JOINT FILING STATEMENT

Each of the undersigned agrees that (i) the Schedule 13D relating to the common stock, no par value, of Cameron Ashley Building Products, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them.

Each of the persons signing this statement certifies to the other parties hereto that:

o None of such person or, to the knowledge of such person, any general partner of such person or any executive officer or director of such person or any general partner of such person has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors).

o None of such person or, to the knowledge of such person, any general partner of such person or any executive officer or director of such person or any general partner of such person was during the last five years a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Bart A. McLean is hereby designated and authorized to receive notices and communications from the Securities and Exchange Commission with respect to the subject Schedule 13D and any amendments thereto filed pursuant to this statement.

This statement may be terminated with respect to the obligations to file jointly future amendments to the subject Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other parties hereto, at the principal office thereof. This statement may be executed in counterparts.


January 21, 2000                            CGW SOUTHEAST I, INC.

                                            By: /s/ Bart A. McLean
                                               ----------------------
                                            Name:  Bart A. McLean
                                                  -------------------
                                            Title: Managing Director
                                                  -------------------

                                            CGW SOUTHEAST PARTNERS I, L.P.
                                            By:      CGW Southeast I, Inc.,
                                                     its general partner

                                            By: /s/ Bart A. McLean
                                                 ----------------------
                                            Name:   Bart A. McLean
                                                 ----------------------
                                            Title:  Managing Director
                                                  ---------------------


                                            /s/ Richard L. Cravey
                                            ---------------------
                                            RICHARD L. CRAVEY


                                            /s/ Edwin A. Wahlen, Jr.
                                            ------------------------
                                            EDWIN A. WAHLEN, JR.


                                            CGW, INC.

                                            By: /s/ Bart A. McLean
                                                -------------------------------
                                                 Bart A. McLean, Vice President


                                            CGW SOUTHEAST IV, L.L.C.
                                            By:      CGW, Inc.,
                                                     its manager

                                            By: /s/ Bart A. McLean
                                               --------------------------------
                                                 Bart A. McLean, Vice President


                                             CGW SOUTHEAST PARTNERS IV, L.P.

                                             By:      CGW Southeast IV, L.L.C.
                                                      its general partner

                                             By:      CGW, Inc.
                                                      its manager

                                             By: /s/ Bart A. McLean
                                                -------------------------------
                                                 Bart A. McLean, Vice President

                                             CBP HOLDINGS, INC.

                                             By: /s/ Bart A. McLean
                                                --------------------------
                                                 Bart A. McLean, President


                                             CBP ACQUISITION CORP.

                                             By: /s/ Bart A. McLean
                                                --------------------------
                                                 Bart A. McLean, President


                                             /s/ Ronald R. Ross
                                             -----------------------------
                                             RONALD R. ROSS


                                             /s/ Walter J. Muratori
                                             -----------------------------
                                             WALTER J. MURATORI